     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998
                                                        REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10/A
                                AMENDMENT NO. 3
                      TO REGISTRATION STATEMENT ON FORM 10

                            ------------------------

                        GENERAL FORM FOR REGISTRATION OF
                SECURITIES PURSUANT TO SECTION 12(B) OR 12(G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                          PENWEST PHARMACEUTICALS CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                 WASHINGTON                                      91-1513032
      (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

               2981 ROUTE 22,                                   12563-9970
                PATTERSON, NY                                   (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (914) 878-3414

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                      NONE

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                    COMMON STOCK, PAR VALUE $.001 PER SHARE
                        PREFERRED STOCK PURCHASE RIGHTS

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

                                    PART II

               INFORMATION NOT REQUIRED IN INFORMATION STATEMENT

ITEM 15.  FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.

     (a) Financial Statements Schedules:

     Schedule II -- Valuation and Qualifying Accounts

     All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

     (b) Exhibits:

 EXHIBIT
   NO.                                   DESCRIPTION
 -------                                 -----------
   2.1**     --  Form of Separation and Distribution Agreement to be entered into between Registrant and Penford Corporation ("Penford").
   3.1*      --  Amended and Restated Articles of Incorporation.
   3.2**     --  Articles of Amendment to the Amended and Restated Articles
                 of Incorporation filed on June 19, 1998.
   3.3*      --  Amended and Restated Bylaws of the Registrant.
   3.4**     --  Designation of Rights and Preference of Series A Junior
                 Participating Preferred Stock of the Company filed on July
                 17, 1998.
   4.1*      --  Specimen certificate representing the Common Stock.
   4.2**     --  Form of Rights Agreement dated as of July 27, 1998 between the Company and the Rights Agent.
   8.1**     --  Tax Private Letter Revenue Ruling dated April 15, 1998 issued by the Internal Revenue Service, as supplemented on
                 July 13, 1998.
 +10.1       --  Product Development and Supply Agreement dated August 17,
                 1994 by and between the Registrant and Mylan Pharmaceuticals
                 Inc. ("Mylan").
 +10.2       --  Product Development and Supply Agreement dated August 3,
                 1995 by and between the Registrant and Mylan.
 +10.3       --  Product Development and Supply Agreement dated March 22,
                 1996 by and between the Registrant and Mylan.
 +10.4*      --  Sales and Distribution Agreement dated January 3, 1997 by and between the Registrant and Mylan.
  10.5       --  [Intentionally Omitted]
 +10.6*      --  Product Development and Supply Agreement dated August 30,
                 1996 by and between the Registrant and Kremers Urban
                 Development Company.
 +10.7*      --  Product Development, License and Supply Agreement dated
                 February 28, 1997 by and between the Registrant and Sanofi
                 Winthrop International S.A., as amended.
 +10.8*      --  Agreement dated May 26, 1995 by and between the Registrant and Leiras OY.
 +10.9*      --  Agreement dated July 27, 1992 by and between the Registrant and Leiras OY.
 +10.10*     --  Strategic Alliance Agreement dated as of September 17, 1997 by and between the Registrant and Endo Pharmaceuticals Inc.
  10.11*     --  1997 Equity Incentive Plan.
  10.12*     --  1997 Employee Stock Purchase Plan.
  10.13**    --  1998 Spinoff Option Plan.
  10.14**    --  Form of Excipient Supply Agreement to be entered into
                 between the Registrant and Penford.
  10.15**    --  Form of Services Agreement to be entered into between the
                 Registrant and Penford.
  10.16**    --  Form of Tax Allocation Agreement to be entered into between the Registrant and Penford.

 EXHIBIT
   NO.                                   DESCRIPTION
 -------                                 -----------
  10.17**    --  Form of Employee Benefits Agreement to be entered into between the Registrant and Penford.
  10.18*     --  Recognition and Incentive Agreement dated as of May 14, 1990 between the Registrant and Anand Baichwal, as amended.
 +10.19**    --  License Agreement dated December 17, 1997 between Synthelabo and the Registrant.
 +10.20**    --  Supply Agreement dated December 17, 1997 by and between
                 Synthelabo and the Registrant.
  10.21**    --  Revolving Term Credit Facility dated July 2, 1998 by and between the Company and the Bank of Nova Scotia.
  21.1*      --  Subsidiaries.
  27.1**     --  Financial Data Schedule (December 31, 1997).
  27.2**     --  Financial Data Schedule (March 31, 1998).


---------------
  * Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-38389).

 ** Previously filed.


  + Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          PENWEST PHARMACEUTICALS CO.

                                          By:      /s/ TOD R. HAMACHEK
                                            ------------------------------------
                                                      Tod R. Hamachek
                                                 Chairman of the Board and
                                                  Chief Executive Officer

Date: July 31, 1998

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                   DESCRIPTION
 -------                                 -----------
   2.1**    --   Form of Separation and Distribution Agreement to be entered into between Registrant and Penford Corporation ("Penford").
   3.1*     --   Amended and Restated Articles of Incorporation.
   3.2**    --   Articles of Amendment to the Amended and Restated Articles
                 of Incorporation filed on June 19, 1998.
   3.3*     --   Amended and Restated Bylaws of the Registrant.
   3.4**    --   Designation of Rights and Preference of Series A Junior
                 Participating Preferred Stock of the Company filed on July
                 17, 1998.
   4.1*     --   Specimen certificate representing the Common Stock.
   4.2**    --   Form of Rights Agreement dated as of July 27, 1998 between the Company and the Rights Agent.
   8.1**    --   Tax Private Letter Revenue Ruling dated April 15, 1998
                 issued by the Internal Revenue Service, as supplemented on
                 July 13, 1998.
 +10.1      --   Product Development and Supply Agreement dated August 17,
                 1994 by and between the Registrant and Mylan Pharmaceuticals
                 Inc. ("Mylan").
 +10.2      --   Product Development and Supply Agreement dated August 3,
                 1995 by and between the Registrant and Mylan.
 +10.3      --   Product Development and Supply Agreement dated March 22,
                 1996 by and between the Registrant and Mylan.
 +10.4*     --   Sales and Distribution Agreement dated January 3, 1997 by
                 and between the Registrant and Mylan.
  10.5      --   [Intentionally Omitted]
 +10.6*     --   Product Development and Supply Agreement dated August 30,
                 1996 by and between the Registrant and Kremers Urban
                 Development Company.
 +10.7*     --   Product Development, License and Supply Agreement dated
                 February 28, 1997 by and between the Registrant and Sanofi
                 Winthrop International S.A., as amended.
 +10.8*     --   Agreement dated May 26, 1995 by and between the Registrant and Leiras OY.
 +10.9*     --   Agreement dated July 27, 1992 by and between the Registrant and Leiras OY.
 +10.10*    --   Strategic Alliance Agreement dated as of September 17, 1997 by and between the Registrant and Endo Pharmaceuticals Inc.
  10.11*    --   1997 Equity Incentive Plan.
  10.12*    --   1997 Employee Stock Purchase Plan.
  10.13**   --   1998 Spinoff Option Plan.
  10.14**   --   Form of Excipient Supply Agreement to be entered into
                 between the Registrant and Penford.
  10.15**   --   Form of Services Agreement to be entered into between the
                 Registrant and Penford.
  10.16**   --   Form of Tax Allocation Agreement to be entered into between the Registrant and Penford.
  10.17**   --   Form of Employee Benefits Agreement to be entered into
                 between the Registrant and Penford.
  10.18*    --   Recognition and Incentive Agreement dated as of May 14, 1990 between the Registrant and Anand Baichwal, as amended.

 EXHIBIT
   NO.                                   DESCRIPTION
 -------                                 -----------
 +10.19**   --   License Agreement dated December 17, 1997 between Synthelabo and the Registrant.
 +10.20**   --   Supply Agreement dated December 17, 1997 by and between
                 Synthelabo and the Registrant.
  10.21**   --   Revolving Term Credit Facility dated July 2, 1998 by and
                 between the Company and the Bank of Nova Scotia.
  21.1*     --   Subsidiaries.
  27.1**    --   Financial Data Schedule (December 31, 1997).
  27.2**    --   Financial Data Schedule (March 31, 1998).

---------------
  * Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-38389).

 ** Previously filed.

*** To be filed by amendment.
  + Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.